Filed pursuant to Rule 433

Registration Statement No. 333-151062

May 22, 2008

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated May 21, 2008)

Issuer:	Veolia Environnement

Security:	5.250% Notes due 2013

Ratings:	A3 (stable)/BBB+ (stable) (Moody’s/Standard & Poor’s)

Size:	$700,000,000

Public Offering Price:	99.694%

Maturity:	June 3, 2013

Treasury Benchmark:	3.125% due April 30, 2013

US Treasury Yield:	3.070%

Spread to Treasury:	+225 basis points

Re-offer Yield:	5.320%

Optional Redemption Terms:	Make-whole call at Treasury plus 35 basis points

Coupon:	5.250%

Interest Payment Dates:	June 3 and December 3 of each year beginning December 3, 2008

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Format:	SEC Registered

Transaction Date:	May 21, 2008

Expected Settlement Date:	May 27, 2008

Joint Lead Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408.

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated May 21, 2008)

Issuer:	Veolia Environnement

Security:	6.000% Notes due 2018

Ratings:	A3 (stable)/BBB+ (stable) (Moody’s/Standard & Poor’s)

Size:	$700,000,000

Public Offering Price:	99.620%

Maturity:	June 1, 2018

Treasury Benchmark:	3.875% due May 15, 2018

US Treasury Yield:	3.801%

Spread to Treasury:	+225 basis points

Re-offer Yield:	6.051%

Optional Redemption Terms:	Make-whole call at Treasury plus 35 basis points

Coupon:	6.000%

Interest Payment Dates:	June 1 and December 1 of each year beginning December 1, 2008

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Format:	SEC Registered

Transaction Date:	May 21, 2008

Expected Settlement Date:	May 27, 2008

Joint Lead Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408.

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated May 21, 2008)

Issuer:	Veolia Environnement

Security:	6.750% Notes due 2038

Ratings:	A3 (stable)/BBB+ (stable) (Moody’s/Standard & Poor’s)

Size:	$400,000,000

Public Offering Price:	98.971%

Maturity:	June 1, 2038

Treasury Benchmark:	5% due May 15, 2037

US Treasury Yield:	4.531%

Spread to Treasury:	+230 basis points

Re-offer Yield:	6.831%

Optional Redemption Terms:	Make-whole call at Treasury plus 35 basis points

Coupon:	6.750%

Interest Payment Dates:	June 1 and December 1 of each year beginning December 1, 2008

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Format:	SEC Registered

Transaction Date:	May 21, 2008

Expected Settlement Date:	May 27, 2008

Joint Lead Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408.

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